Exhibit 10.1
Amendment No. 2 to the Technology Agreement
          The Amendment No. 2 (the “Amendment”) is dated as of March 30, 2007 by and between Cray Inc., a Washington corporation (“Purchaser”), and Silicon Graphics, Inc. a Delaware corporation (“Seller”).
          WHEREAS, the Purchaser and Seller entered into a Technology Agreement dated March 31, 2000;
          WHEREAS, the Purchaser and Seller desire to amend certain provisions of the Technology Agreement.
          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties hereby agree as follows:
          1. Section 2.20 of the Technology Agreement, which relates to “Duty to Maintain Patents and Non-Patent Intellectual Property,” is hereby replaced in its entirety with the following:
     Section 2.20. Duty to Maintain Patents and Non-Patent Intellectual Property and License-Back. In the event that the Purchaser decides not to file a Patent application or to abandon the prosecution of any such Patent application or not to maintain any granted Patent that is assigned to the Purchaser under this Technology Agreement, Purchaser will (i) notify the Seller within a reasonable time to permit the Seller to continue such prosecution or maintain such Patent (at the Seller’s expense), and (ii) assign to the Seller the right, title and interest in and to such Patents (“Purchaser-Assigned Patents”). Purchaser shall take commercially reasonable actions necessary to maintain the validity and enforceability of the Non-Patent Intellectual Property Rights assigned to it herein. Seller grants back to the Purchaser, solely under such Purchaser-Assigned Patents assigned to Seller, a nonexclusive, royalty-free, fully-paid, non-assignable, worldwide license, without the right to grant sublicenses to others, to make, have made, use, import and sell any products branded with the Purchaser’s Trademarks or designed with the substantial input of the Purchaser (collectively, “Purchaser-Branded Products”), and to practice any method of manufacture in connection with the Purchaser-Branded Products.
          2. This license back does not modify in any way any other Patent or Intellectual Property Right license between the Purchaser and the Seller and is subject to all other terms and conditions of the Technology Agreement, including the prohibition on the use of this license for foundry activities as set out at Section 2.21 of the Technology Agreement.
[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

CRAY INC.

By:	/s/ Kenneth W. Johnson

Its:	Senior Vice President & General Counsel

SILICON GRAPHICS, INC.

By:	/s/ Kathy A. Lanterman

Its:	Chief Financial Officer